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                                                                   Exhibit 10.23

                           DIRECTOR EMERITUS AGREEMENT

Director Emeritus Agreement, dated as of August 1, 2002, by and between IndyMac Bancorp, Inc., a Delaware Corporation (the "Company"), and Frederick J. Napolitano (the "Retiring Director").

                                   WITNESSETH

         WHEREAS, at a special meeting of the Board of Directors of the Company duly held on July 18, 1995, the Board adopted the resolutions authorizing the creation of a Director Emeritus position for directors of the Company who retired after such date; and

         WHEREAS, Retiring Director has retired from the Board of Directors of the Company, has attained the age of 72 and desires to be appointed to the position of Director Emeritus; and

         WHEREAS, the Company desires to appoint Retiring Director to the position of Director Emeritus in order to receive valuable advisory and consultation services from Retiring Director.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

         1. Appointment of Director Emeritus. The Company hereby appoints Retiring Director, and Retiring Director consents to his appointment, to the position of Director Emeritus to serve as an advisor and consultant to the Company and its subsidiaries on such business matters as the Board of Directors of the Company may determine from time to time.

         2. Duties. Retiring Director hereby covenants and agrees to make himself available to the Company and its subsidiaries on a consulting basis, to provide advice to the Company and its subsidiaries on policy matters with respect to the business and affairs of the Company and its subsidiaries as the Board of Directors or senior management of the Company may determine, and to attend meetings as requested by the Company at mutually convenient times and places to provide advice and consultation on such business matters as the Board of Directors or senior management of the Company may determine. Retiring Director shall be entitled to reimbursement for reasonable travel-related expenses, for himself and his spouse for airfare to Pasadena, Ca, two nights lodging, meals and ground transportation, incurred in connection with one trip annually to Pasadena, California in connection with the performance of his duties hereunder.

         3. Restrictive Covenants. Retiring Director further covenants and agrees that during the term of this Agreement, he will maintain strict confidentiality concerning the non-public affairs of the Company. Retiring Director will refrain from entering into an employment or consulting arrangement with, or from supplying any information or materials to, any direct or indirect competitor of the Company or its subsidiaries. In the event the Retiring Director is not certain whether an enterprise is a direct or
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                  indirect competitor of the Company or any of its subsidiaries, he shall promptly notify the Company's Board of Directors of the name of such enterprise, and the Company's determination shall be binding and conclusive.

         4. Compensation. Retiring Director shall be entitled on an annual basis to compensation in accordance with the following schedule based on the number of years of service as a Director of the Company and the amount of the director's fees, exclusive of reimbursable expenses, paid to him during the last twelve months of service as a Director of the Company prior to his retirement.

Years of Service  Monthly Compensation
----------------  --------------------
5 years           45% of the last twelve months director's fee

10 years          70% of the last twelve months director's fees

15 years          95% of the last twelve months director's fees

         The amount payable to Retiring Director on an annual basis pursuant to the above schedule shall be $76,000.00.

         5. Term of Agreement. The term of this Agreement is for the life of the Retiring Director. However, Retiring Director may terminate this Agreement at any time upon 30 days written notice to the Company.

         6. Death Benefit. In the event of death of the Retiring Director while serving the Company prior to the time that Retiring Director has received five years of compensation pursuant to this Agreement, the Company will pay to the estate of Retiring Director, in a lump sum, a death benefit equal to a percentage of the Retiring Director's compensation for one year as calculated under Section 4 hereof, such percentage to be determined in accordance with the following table:

                                         Death Benefit as Percentage
                                         Of Single Year's Compensation
Date of Death                            under Section 4_____________
-------------                            -----------------------------
One year or less after
date of Agreement                        100%

More than one year but less than          80%
two years after date of Agreement

More than two years but less than
three years after date of Agreement       60%

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
More than three years but less than
four years after date of Agreement        40%

More than four years but less than
five years after date of Agreement        20%

Five or more Years after date of
Agreement                                  0%

         7. Independent Contractor. Retiring Director shall act and perform at all times as an independent contractor under this Agreement, and nothing contained in this Agreement shall be considered or applied as to create or imply the relationship of partners, of agency, of joint ventures or of employer and employee between the parties hereto. Retiring Director shall not be eligible to participate in any existing or future employee benefit plans of the Company.

         8. Severability. If any term of provision of this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         9. Entire Agreement. It is understood and agreed that this Agreement expresses the complete and final understanding between the parties hereto, and that this Agreement may not be changed or modified except by written agreement executed by both parties hereto.

         10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors of the Company and its assigns. This Agreement shall not be assignable by Retiring Director, and any attempted assignment shall render this Agreement null and void.

         11. Governing Law. This Agreement shall be construed, interpreted and governed by the laws of the State of California.

         12. Notices. Any notice required or permitted to be given hereunder shall be sufficient if in writing, delivery by first class mail or by courier, and shall be deemed to have been duly given when sent:

                                             If to the Company, to:

                                             IndyMac Bank
                                             155 N. Lake Ave
                                             Pasadena, Ca.  91101
                                             Attention:  General Counsel

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                                             If to the Retiring Director, to:

                                             1065 Bobolink Avenue
                                             Virginia Beach, VA 23451

                  Or to such other address as either party may specify in writing to the other party.

         13. Arbitration. Any controversy or claim arising out of, or relating to, this Agreement or the breach thereof, shall be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written above.

                                    INDYMAC BANCORP, INC.

                                    By: ___________________________
                                          Michael Perry
                                          Vice Chairman, Chief Executive Officer

                                        ________________________________
                                          Frederick J. Napolitano

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